Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN, SECURITY AND GUARANTEE AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN, SECURITY AND GUARANTEE AGREEMENT (this “Amendment”) is dated as of December 3, 2020, among KRATON CORPORATION, a Delaware corporation (“Parent”), KRATON POLYMERS U.S. LLC, a Delaware limited liability company (“Kraton Polymers”), KRATON CHEMICAL, LLC, a Delaware limited liability company (“Kraton Chemical”), and KRATON POLYMERS NEDERLAND B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its seat (statutaire zetel) in Rotterdam, the Netherlands and its registered office address at Transistorstraat 16, 1322CE Almere, registered with the trade register of the Dutch Chamber of Commerce (Kamer van Koophandel) under number 24294675 (the “Initial Dutch Kraton Borrower” and together with Kraton Polymers, Kraton Chemical and each other Subsidiary of the Parent that becomes a Borrower in accordance with Section 10.1.9 of the Loan Agreement (as defined below), the “Borrowers” and each, a “Borrower”), the other Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions from time to time party to the Loan Agreement as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent, administrative agent and security trustee for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.9 of the Loan Agreement, the “Agent”).

RECITALS

A.    WHEREAS, on April 15, 2020, the Loan Parties, the Lenders and the Agent entered into that certain Second Amended and Restated Loan, Security and Guarantee Agreement (as amended, amended and restated, extended, joined, supplemented and/or otherwise modified from time to time, the “Loan Agreement”);

B.    WHEREAS, the Loan Parties desire to make certain amendments to the Loan Agreement;

C.    WHEREAS, the Loan Parties have requested that the Agent and the Lenders amend the Loan Agreement as more particularly set forth herein; and

D.    WHEREAS, the Agent and all of the Lenders are willing to approve the amendments contained herein, subject to the terms and conditions hereinafter set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I

Definitions

1.01    Certain Matters of Construction. All capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement. The provisions of Section 1.4 of the Loan Agreement are hereby incorporated by reference herein, mutatis mutandis.

ARTICLE II

Amendments

Effective as of the First Amendment Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

2.01    Amendments to Schedules to the Loan Agreement.    Schedules 2.1.1(a) and (b) of the Loan Agreement are hereby replaced in their entirety with new Schedules 2.1.1(a) and (b) of the Loan Agreement attached hereto as Exhibit A.

2.02    Amendments to Section 1.1 of the Loan Agreement.

(a) Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions to read as follows:

“Applicable Margin” means with respect to any Type of Loan and any other Obligations specified below, the respective margin set forth below, based on the Borrowers’ Average Total Excess Availability for the most recent Fiscal Quarter determined as of the most recent determination date:

Level	Average Total Excess Availability	LIBOR Loans, European Base Rate Loans and Letter of Credit Fees	U.S. Base Rate Loans
I	≥ $80,000,000	1.50%	0.50%

II	≥ $40,000,000 but < $80,000,000	1.75%	0.75%

III	< $40,000,000	2.00%	1.00%

Until the delivery to the Agent, pursuant to Section 8.1, of a Borrowing Base Certificate for each Borrowing Base covering the first calendar month ending after the First Amendment Effective Date, the Applicable Margin shall be determined as if Level I were applicable. Thereafter, (a) the Applicable Margin shall be determined (i) on the first day of the calendar month until the end of the first Fiscal Quarter ended after the First Amendment Effective Date and (ii) as of the end of each Fiscal Quarter, in each case based upon the Borrowing Base Certificates delivered pursuant to Section 8.1 and (b) each change in the Applicable Margin shall be effective during the period commencing on the first day of the calendar month following the receipt by the Agent of the financial statements and Compliance Certificate for the Fiscal Quarter or, in the case of the last Fiscal Quarter of each year, the calendar year then ended pursuant to Section 10.1.2(a) or (b), as applicable, and ending on the date immediately preceding the effective date of the next such change. Average Total Excess Availability shall be deemed to be in Level III at the option of the Agent or at the request of the Required Lenders if the Loan Party Agents fail to deliver any Borrowing Base Certificate required to be delivered by any of them pursuant to Section 8.1, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

“Commitment” means for any Lender, the aggregate amount of such Lender’s Borrower Group Commitments. “Commitments” means the aggregate amount of all Borrower Group Commitments (not to exceed the Maximum Facility Amount), which amount shall on the First Amendment Effective Date be equal to $300,000,000 consisting of (a) $90,000,000 in respect of the Dutch Kraton Revolver Commitments, and (b) $210,000,000 in respect of the U.S. Revolver Commitments, in each case as such amount may be adjusted from time to time in accordance with the terms of this Agreement, including pursuant to any applicable Revolver Commitment Increases or allocations.

“European Base Rate” means, with respect to Euros, Sterling and Dollars outside of the U.S. and Canada, as applicable, a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as announced from time to time by the European Central Bank and used by the local branch of Bank of America in the jurisdiction in which such currency is funded as its “base rate” with respect to such currency. Any change in such rate shall take effect at the opening of business on the day of such change. In no event shall the European Base Rate be less than one quarter of one percent (0.25%).

“Facility Termination Date” means December 3, 2025, or such earlier date on which the Commitments are terminated in whole pursuant to the provisions hereof, or, solely with respect to the Extended Commitments of each Lender, such later date as shall be agreed to pursuant to the provisions of Section 14.1.1(f) hereof; provided, however, if (x) the Term Debt has not been refinanced on or prior to December 8, 2024 with Refinancing Debt that satisfies the Refinancing Conditions where such Refinancing Debt has a maturity date on or after March 4, 2026 (which may be during such period one or more refinancings of such Refinancing Debt), or (y) the 2025 Senior Notes have not been refinanced on or prior to January 15, 2025 with Refinancing Debt that satisfies the Refinancing Conditions where such Refinancing Debt has a maturity date on or after March 4, 2026 (which may be during such period one or more refinancings of such Refinancing Debt), then, in the case of either clause (x) or (y), the Facility Termination Date shall be deemed to be ninety (90) days prior to the maturity date (as in effect on the First Amendment Effective Date) of the Term Debt or the 2025 Senior Notes (or such Refinancing Debt), as applicable, that has not been or have not been refinanced in accordance with the terms of this definition.

“LIBOR” means the per annum rate of interest (in no event less than one quarter of one percent (0.25%)) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such interest period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

“LIBOR Successor Rate” has the meaning specified in Section 3.6(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Refinancing Conditions” means the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus fees, premium, if any, or similar payment, expenses and accrued interest); (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being modified, extended, renewed, refunded, substituted, replaced or refinanced; (c) if the initial Debt is junior Debt, such

Refinancing Debt shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, extended, renewed, refunded, substituted, replaced or refinanced; (d) the terms and conditions of such Refinancing Debt are no more restrictive than the debt being refinanced in any material respect and taken as a whole or not adverse to the Lenders in any material respect (excluding as to interest rate, fees, funding discount and prepayment or redemption premium); (e) the Liens to secure it shall not encumber any additional property other than property securing the Debt being extended, renewed or refinanced; and (f) no additional Person is obligated on such Debt; provided that an officer’s certificate of the North American Loan Party Agent delivered to the Agent at least five (5) Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that the North American Loan Party Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Parent, as the case may be, within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Agent from time to time in its reasonable discretion.

“U.S. Base Rate” means, for any day, a per annum rate equal to the greatest of (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Dollar LIBOR for a 30 day interest period as determined on such day, plus 1.0%. In no event shall the U.S. Base Rate be less than one and one quarter of one percent (1.25%).

(b)    Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“First Amendment Effective Date” means December 3, 2020.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date” has the meaning specified in Section 3.6(b).

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.6(b).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Agent applicable to such LIBOR Successor Rate:

(A)    the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Agent; or

(B)    the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Scheduled Unavailability Date” has the meaning specified in Section 3.6(b).

2.03    Amendment to Section 2.1.7(c) of the Loan Agreement. Section 2.1.7(c) of the Loan Agreement is hereby amended and restated to read as follows:

“(c)    Terms of Revolver Commitment Increases. Each notice of an increase in any Borrower Group Commitment shall specify the proposed date (each, an “Increase Date”) for the effectiveness of the Revolver Commitment Increase, which date shall be not less than ten (10) Business Days after the date on which such notice is delivered to the Agent. Any such increase shall be subject to the following additional conditions: (i) no Default or Event of Default shall have occurred and be continuing as of the date of such notice or both immediately before and after giving effect to such Revolver Commitment Increase as of the Increase Date; (ii) after giving effect to the proposed increase, the Dutch Kraton Revolver Commitment shall be no greater than $100,000,000, (iii) no Lender shall be obligated to participate in the Revolver Commitment Increase by increasing its Commitment; (iv) the Revolver Commitment Increase shall be on the same terms and conditions as this Agreement, except with respect to closing fees; (v) the Revolver Commitment Increase, to the extent arising from the admission of an Additional Lender, shall be effected pursuant to one or more joinder agreements executed and delivered by the applicable Borrowers, the Additional Lender(s) and the Agent, each of which shall be in form and substance reasonably satisfactory to the Agent; (vi) the relevant Loan Party Agent shall deliver or cause to be delivered any officers’ certificates, board resolutions, legal opinions or other documents reasonably requested by the Agent in connection with the Revolver Commitment Increase; (vii) the Borrowers shall pay all reasonable and documented fees and expenses in connection with the Revolver Commitment Increase, including payments required pursuant to Section 3.10 in connection with the Revolver Commitment Increase and any applicable arrangement fees; (viii) the Agent shall have consented in writing to such Revolver Commitment Increase (which consent shall not be unreasonably withheld); and (ix) such increase shall be in a minimum amount of $25,000,000 in the case of the U.S. Revolver Commitments or in a minimum amount of $10,000,000 in the case of each of the Foreign Revolver Commitments. Notwithstanding the foregoing, in no event shall the aggregate amount of all Revolver Commitment Increases made under this Section 2.1.7 exceed the sum of $100,000,000.”

2.04    Amendment to Section 2.1.7(e) of the Loan Agreement. Section 2.1.7(e) of the Loan Agreement is hereby amended and restated to read as follows:

“(e)    Reallocation Mechanism.    Subject to the terms and conditions of Section 2.1.7(e) and (f), the North American Loan Party Agent may, effective as of the first day of a specified Fiscal Quarter, effective for such Fiscal Quarter, require that the Lenders to certain Borrower Groups (and such Lenders shall be deemed to agree to) change the then current allocation of each such Lender’s (and, if applicable, its affiliate’s) Commitment among the Borrower Group Commitments in order to effect an increase or decrease in particular Borrower Group Commitments, with any such increase or decrease in a Borrower Group Commitment to be accompanied by a concurrent and equal decrease or increase, respectively, in another Borrower Group Commitment (each, a “Reallocation”). In addition to the conditions set forth in Section 2.1.7(f), any such Reallocation shall be subject to the following conditions: (i) the North American Loan Party Agent shall have provided to the Agent a written notice (in reasonable detail) at least ten (10) Business Days prior to the requested effective date therefor (which effective date must be the first day of a Fiscal Quarter) (the “Reallocation Date”) setting forth the Reallocation Date and the amounts of the proposed Borrower Group Commitment reallocations to be effected, (ii) any such Reallocation shall increase or decrease the applicable Borrower Group Commitments in an amount equal to $5,000,000 and in increments of $1,000,000 in excess thereof, (iii) after giving effect to any such Reallocation, the Dutch Kraton Revolver Commitments shall be no greater than $100,000,000, (iv) no Default or Event of Default shall have occurred and be continuing either as of the date of such notice or on the Reallocation Date (both immediately before and after giving effect to such Reallocation), (v) any increase in a Borrower Group Commitment shall result in a dollar-for-dollar decrease in another Borrower Group Commitment, (vi) in no event shall the sum of all the Borrower Group Commitments exceed the aggregate amount of the Commitments then in effect, (vii) after giving effect to such Reallocation, no Overadvance would exist or would result therefrom, and (viii) at least three (3) Business Days prior to the proposed Reallocation Date, a Senior Officer of the North American Loan Party Agent shall have delivered to the Agent a certificate certifying as to compliance with preceding clauses (iv), (vi) and (vii) and demonstrating (in reasonable detail) the calculations, if any, required in connection therewith, which certificate shall be deemed recertified to the Agent by a Senior Officer of the North American Loan Party Agent on and as of the Reallocation Date.”

2.05    Amendments to Section 3.2.1 of the Loan Agreement. Section 3.2.1 of the Loan Agreement is hereby amended and restated as follows:

“3.2.1.    Fees.

(a)    Dutch Unused Line Fee. Dutch Kraton Borrowers shall pay to the Agent for the Pro Rata benefit of Dutch Kraton Lenders, a fee equal to 0.250% per annum times the average daily amount by which the Dutch Kraton Revolver Commitments exceed the Dutch Kraton Revolver Exposure during any month. Notwithstanding anything to the contrary set forth herein, outstanding Dutch Kraton Swingline Loans shall not be taken into account when determining Dutch Kraton Revolver Exposure for purposes of this Section 3.2.1(a). Such fee shall be payable in arrears, on the first day of each month and on the Dutch Kraton Revolver Commitment Termination Date.

(b)    U.S. Unused Line Fee. U.S. Borrowers shall pay to the Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to 0.250% per annum times the average daily amount by which the U.S. Revolver Commitments exceed the U.S. Revolver Exposure during any month. Notwithstanding anything to the contrary set forth herein, outstanding U.S. Swingline Loans shall not be taken into account when determining U.S. Revolver Exposure for purposes of this Section 3.2.1(b). Such fee shall be payable in arrears, on the first day of each month and on the U.S. Revolver Commitment Termination Date.

(c)     First Amendment Fee. Borrowers shall pay to the Agent, for the Pro Rata benefit of each Lender, a fee equal to 0.10% per annum times such Lender’s Revolver Commitment as in effect prior to the First Amendment Effective Date, such fee to be fully earned, due and payable on, and subject to the occurrence of, the First Amendment Effective Date.

(d)    First Amendment Additional Revolver Commitment Fee. Borrowers shall pay to the Agent, for the Pro Rata benefit of each Lender whose Revolver Commitment is being increased on the First Amendment Effective Date, a fee equal to 0.25% per annum times such increase in such Lender’s Revolving Commitment, such fee to be fully earned, due and payable on, and subject to the occurrence of, the First Amendment Effective Date.”

2.06    Amendments to Section 3.6 of the Loan Agreement. Section 3.6 of the Loan Agreement is hereby amended and restated to read as follows:

“3.6    Inability to Determine Rates.

(a)    If Required Lenders notify the Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, any LIBOR Loan that (a) deposits are not being offered to banks in the London interbank market, for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR, for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then the Agent will promptly so notify the applicable Loan Party Agent and each Applicable Lender. Thereafter, the obligation of the Applicable Lenders to make or maintain affected LIBOR Loans shall be suspended until the Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Loan Party Agent may revoke any pending request for a Borrowing of, conversion to or continuation of an LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan. If any Lender invokes this Section 3.6, such Lender shall use reasonable efforts to notify the applicable Loan Party Agent and the Agent when the conditions giving rise to such action no longer exists; provided, however, that such Lender shall have no liability to Borrowers or to any other Person for its failure to provide such notice.

(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.6, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any other Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)    Term SOFR plus the Related Adjustment; and

(y)     SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrowers and Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth (5th) Business Day after the Agent shall have notified all Lenders and the Borrowers of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if the Agent determines that Term SOFR has become available, is administratively feasible for the Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Agent notifies the Borrowers and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Agent will promptly (in one or more notices) notify the Borrowers and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than one quarter of one percent (0.25%), the LIBOR Successor Rate will be deemed to be one quarter of one percent (0.25%) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in Section 3.6(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(c)    Notwithstanding anything to the contrary herein, (i) after any such determination by the Agent or receipt by the Agent of any such notice described under Section 3.6(b)(i)-(iii), as applicable, if the Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.6(b)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.6(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Agent and the Borrowers may amend this Agreement solely for the purpose of replacing LIBOR or any then-current LIBOR Successor Rate in accordance with this Section 3.6 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders object to such amendment.

(d)    If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with Section 3.6(b) or (c) and the circumstances under clauses (a)(i) or (a)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with Section 3.6(b) or (c). Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(e)    Notwithstanding anything to the contrary in this Agreement, if, as at June 30, 2021 (or such later date as elected by the Agent in consultation with the Loan Parties and approved by the Required Lenders) this Agreement provides that the rate of interest for a Loan in Euros or Sterling is to be determined by reference to LIBOR then the Agent, the Required Lenders and the Loan Parties shall enter into negotiations in good faith with a view to agreeing to the use of a replacement benchmark in relation to Euros and Sterling in place of LIBOR from and including a date no later than September 30, 2021 (or such later date as elected by the Agent in consultation with the Loan Parties and approved by the Required Lenders). In addition, the provisions of Section 3.6(b)-(d) shall only apply to Revolver Loans denominated in Dollars.”

ARTICLE III

Conditions Precedent

3.01    Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon the satisfaction of the following conditions precedent (the date on which the conditions have been satisfied or waived in writing by the Agent being the “First Amendment Effective Date”), with the form, substance and results of each deliverable being reasonably satisfactory to the Agent:

(a)    the Agent (or its counsel) shall have received copies of the following documents, duly executed by each party thereto: (i) this Amendment, (ii) to the extent requested by any Lender, Revolver Notes evidencing such Lenders’ Revolver Commitments as of the First Amendment Effective Date, (iii) that certain letter by the Agent to the Term Agent, dated as of the date hereof, regarding this Amendment wherein Agent makes the acknowledgements set forth in such letter with respect to the ABL Intercreditor Agreement, (iv) an opinion of King & Spalding LLP, as counsel to the Loan Parties for New York law matters and as counsel to the Loan Parties incorporated or otherwise organized in Delaware, substantially in the form of the opinion delivered on the Closing Date, (v) an opinion of NautaDutilh N.V., as counsel to the Loan Parties for Dutch law matters, substantially in the form of the opinion delivered on the Closing Date and (vi) a closing certificate of each Dutch Kraton Dutch Domiciled Loan Party, dated as of the date hereof, substantially in the form of the closing certificates delivered on the Closing Date and (A) attaching resolutions approving this Amendment, and (B) (1) attaching any Organization Document of such Dutch Kraton Dutch Domiciled Loan Party that has been amended since the Closing Date, or (2) certifying that the Organization Documents of such Dutch Kraton Dutch Domiciled Loan Party have not been amended since the Closing Date, as applicable.

(b)    all fees and expenses required to be paid by the Loan Parties to the Agent under the Loan Agreement shall have been paid in full, including, without limitation, the fees described in Sections 3.2.1(c) and (d) of the Loan Agreement.

(c)    the representations and warranties contained herein and in Section 9 of the Loan Agreement and in the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of the First Amendment Effective Date, and upon giving effect to any Loans advanced on the date hereof (except for representations and warranties that expressly relate to an earlier date).

(d)    after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by the Agent and the Lenders.

ARTICLE IV

Ratifications, Confirmations, Representations and Warranties

4.01    Ratifications and Confirmations. Except as expressly modified and superseded by, or pursuant to, this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents (including, without limitation, the Fee Letter) are expressly incorporated herein, ratified and confirmed, and shall continue in full force and effect, in each case as amended and modified by this

Amendment. Each Loan Party, the Agent and each Lender agree that the Loan Agreement, as amended hereby, and the other Loan Documents, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each Loan Party hereby agrees that all Liens against its assets pledged and/or granted as Collateral pursuant to the Security Documents continue in full force and effect in respect of, and to secure, the payment and performance of the relevant Obligations under the Loan Agreement and the other Loan Documents (constituting secured obligations in the relevant Security Document).

4.02    Confirmation of Continuing Security

(a)    The Initial Dutch Kraton Borrower hereby:

(i)    confirms to the Agent for and on behalf of the Dutch Facility Secured Parties that:

(1) in particular with respect to the provisions of section 1210 paragraph 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch), the account pledge agreement dated on 15 April 2020, governed under German law and entered into between the Initial Dutch Kraton Borrower as pledgor and Bank of America, N.A. as security trustee and pledgee (the “Account Pledge Agreement”);

(2) the global assignment agreement dated on 15 April 2020, governed under German law and entered into between the Initial Dutch Kraton Borrower as Assignor and Bank of America, N.A. as security trustee (the “Global Assignment Agreement”); and

(3) the security transfer agreement dated on 15 April 2020 and entered into between the Initial Dutch Kraton Borrower as transferor and Bank of America, N.A. as security trustee (the “Security Transfer Agreement” and, together with the Account Pledge Agreement and the Global Assignment Agreement, hereinafter, collectively, the “German Security Documents”);

shall remain in full force and effect and the amendments made to the Loan Documents by this Agreement shall not affect the validity (Wirksamkeit) and enforceability (Vollstreckbarkeit) of the German Security Documents in any way; and

(ii)    agrees, that from the First Amendment Effective Date, the German Security Documents shall secure any and all of the Obligations under the Loan Agreement and the other Loan Documents (including, without limitation, any such obligations owed to the Collateral Agent under the parallel debt undertaken under Section 12.2.13 of the Loan Agreement and any such other obligation or liability to pay damages) which are or may become payable or owing in accordance with the Loan Agreement as amended by this Agreement (including, but not limited to, any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt)) (the “Amended Secured Obligations”, regardless of the definition of “Secured Obligations” contained in the German Security Documents, including any amounts which exceed the obligations secured by the German Security Documents prior to the date of this Agreement.

(b)    Each Dutch Facility Loan Party hereby agrees that all Liens against its assets pledged and/or granted as Collateral pursuant to the Foreign Security Documents governed by French law, and the security created by virtue of the same, shall remain valid, binding, enforceable, and in full force and effect, and its obligations under, and the security created by virtue of, such Foreign Security Documents, and the representations and undertakings therein contained, shall remain valid, binding, enforceable, and in full force and effect. Nothing in this Section 4.02(c) shall constitute a novation of any such Liens.

(c)    For the purpose of the Belgian Security Agreements, neither the amendments and restatements made pursuant to this Amendment to the Loan Agreement, nor any confirmation included in this Amendment in relation to the existence and maintenance of the security interests created under and pursuant to the Belgian Security Agreements and the scope of the Secured Obligations (as defined in the Belgian Security Documents) shall constitute a novation within the meaning of Article 1271 and seq. of the Belgian Civil Code.

4.03    Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and each Lender that, immediately before and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite organizational action on the part of such Loan Party and will not violate the organizational or governing documents of such Loan Party; (b) the representations and warranties contained in Section 9 of the Loan Agreement, as amended hereby, and in any other Loan Document are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of the First Amendment Effective Date, and upon giving effect to any Loans advanced on the date hereof (except for representations and warranties that expressly relate to an earlier date); (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by the Agent and the Lenders; and (d) no Loan Party has amended its organizational or governing documents since the date of execution of the Loan Agreement other than as has been previously disclosed to the Agent.

ARTICLE V

Miscellaneous Provisions

5.01    Reference to Loan Agreement. On and after the First Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in each of the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended and modified by this Amendment. On and after the First Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Loan Agreement (as specifically amended by this Amendment) and the other Loan Documents.

5.02    Expenses of the Agent. The Loan Parties agree that all reasonable and documented out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto, including, without limitation, the reasonable and documented fees, charges and disbursements of one legal counsel for the Agent, are expenses that the Loan Parties are required to pay or reimburse to Section 3.4 of the Loan Agreement.

5.03    Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.

5.04    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders, the Loan Parties and their respective successors and assigns, except that (i) no Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and the Lenders, and (ii) neither the Agent nor any Lender may assign any of its rights or obligations hereunder unless such assignee is an Eligible Assignee.

5.05    Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of a signature page of this Amendment by telecopy, pdf or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

5.06    Effect of Waiver. No consent or waiver, express or implied, by the Agent or any Lender to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.07    Applicable Law. THIS AMENDMENT (OTHER THAN SECTION 4.02) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS). SECTION 4.02(a) OF THIS AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED BY GERMAN LAW. SECTION 4.02(b) OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF FRANCE.

5.08    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not limit or otherwise affect the interpretation of this Amendment.

5.09    Final Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all previous and contemporaneous negotiations, promises, covenants, understandings, agreements, representations and warranties in respect thereof, whether oral or written, all of which have become merged and fully integrated into this Amendment.

7.10    Release. BORROWERS EACH HEREBY ACKNOWLEDGE THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER. BORROWERS EACH HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, ANY LENDER, THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF

ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS” INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

KRATON POLYMERS U.S. LLC KRATON CHEMICAL, LLC, each as a U.S. Borrower and a Guarantor

By:	/s/ James L. Simmons
Name:	James L. Simmons
Title:	Senior Vice President, General Counsel and Secretary

KRATON CORPORATION KRATON POLYMERS LLC KRATON POLYMERS CAPITAL CORPORATION ELASTOMERS HOLDINGS LLC AZ CHEM US HOLDINGS INC. AZ CHEM US INC., each as a Guarantor

By:	/s/ James L. Simmons
Name:	James L. Simmons
Title:	Senior Vice President, General Counsel and Secretary

AZ CHEM HOLDINGS LP, as a Guarantor

By:	AZ Chem Partners II LLC, its general partner
By:	Kraton Polymers LLC, its sole member

By:	/s/ James L. Simmons
Name:	James L. Simmons
Title:	Senior Vice President, General Counsel and Secretary

AZ CHEM INTERMEDIATE LP,
as a Guarantor

By:	AZ Chem Partners I LLC, its general partner
By:	AZ Chem Holdings LP, its sole member
By:	AZ Chem Partners II LLC, its general partner
By:	Kraton Polymers LLC, its sole member

By:	/s/ James L. Simmons
Name:	James L. Simmons
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Second Amended and Restated Loan, Security and Guaranty Agreement]

AZ CHEM PARTNERS I LLC,
as a Guarantor

By:	AZ Chem Holdings LP, its sole member
By:	AZ Chem Partners II LLC, its general partner
By:	Kraton Polymers LLC, its sole member

By:	/s/ James L. Simmons
Name:	James L. Simmons
Title:	Senior Vice President, General Counsel and Secretary

AZ CHEM PARTNERS II LLC,
as a Guarantor

By:	Kraton Polymers LLC, its sole member

By:	/s/ James L. Simmons
Name:	James L. Simmons
Title:	Senior Vice President, General Counsel and Secretary

KRATON POLYMERS NEDERLAND B.V.,
as a Dutch Kraton Borrower and a Dutch Kraton Facility Guarantor

By:	/s/ James L. Simmons
Name:	James L. Simmons
Title:	Authorised Signatory

KRATON POLYMERS HOLDINGS B.V.,
as a Dutch Kraton Facility Guarantor

By:	/s/ James L. Simmons
Name: James L. Simmons
Title:	Authorised Signatory

KRATON POLYMERS RESEARCH B.V.,
as a Dutch Kraton Facility Guarantor

By:	/s/ James L. Simmons
Name:	James L. Simmons
Title:	Authorised Signatory

K.P. INVESTMENT B.V.,
as a Dutch Kraton Facility Guarantor

By:	/s/ James L. Simmons
Name: James L. Simmons
Title:	Authorised Signatory

[Signature Page to First Amendment to Second Amended and Restated Loan, Security and Guarantee Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Security Trustee, Sole Lead Arranger, Sole Book Manager and a U.S. Lender

By:	/s/ Hance VanBeber
Name:	Hance VanBeber
Title:	Senior Vice President

BANK OF AMERICA, N.A., (acting through its London, England Branch), as a Dutch Kraton Lender

By:	/s/ Hance VanBeber
Name:	Hance VanBeber
Title:	Senior Vice President

[Signature Page to First Amendment to Second Amended and Restated Loan, Security and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A.,
as a U.S. Lender

By:	/s/ Kody J. Nerios
Name:	Kody J. Nerios
Title:	Authorized Officer

[Signature Page to First Amendment to Amended and Restated Loan, Security and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., London Branch, as a Dutch Kraton Lender

By:	/s/ Kennedy A. Capin
Name:	Kennedy A. Capin
Title:	Authorized Officer

[Signature Page to First Amendment to Amended and Restated Loan, Security and Guarantee Agreement]

WELLS FARGO BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Chance Hausler
Name:	Chance Hausler
Title:	Director

[Signature Page to First Amendment to Amended and Restated Loan, Security and Guarantee Agreement]

WELLS FARGO BANK NATIONAL ASSOCIATION, London Branch, as a Dutch Kraton Lender

By:	/s/ Patricia Del Busto
Name:	Patricia Del Busto
Title:	Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Loan, Security and Guarantee Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Dutch Kraton Lender and a U.S. Lender

By:	/s/ Michael Strobel
Name:	Michael Strobel
Title:	Vice President

By:	/s/ Philip Tancora
Name:	Philip Tancora
Title:	Vice President

[Signature Page to First Amendment to Amended and Restated Loan, Security and Guarantee Agreement]

BANK OF MONTREAL, CHICAGO BRANCH, as a U.S. Lender

By:	/s/ Mike Ehlert
Name:	Mike Ehlert
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated Loan, Security and Guarantee Agreement]

BANK OF MONTREAL, LONDON BRANCH, as a Dutch Kraton Lender

By:	/s/ Tom Woolgar
Name:	Tom Woolgar
Title:	Managing Director

BANK OF MONTREAL, LONDON BRANCH, as a Dutch Kraton Lender

By:	/s/ Scott Matthews
Name:	Scott Matthews
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated Loan, Security and Guarantee Agreement]

Exhibit A

See attached.

Schedule 2.1.1(a)

DUTCH KRATON REVOLVER COMMITMENT

Lender	Revolver Commitment
Bank of America, N.A.	$25,500,000.00
JPMorgan Chase Bank, N.A., London Branch	$21,000,000.00
Wells Fargo Bank National Association, London Branch	$15,000,000.00
Bank of Montreal, London Branch	$18,000,000.00
Deutsche Bank AG New York Branch	$10,500,000.00
Total	$90,000,000.00

Schedule 2.1.1(b)

U.S. REVOLVER

COMMITMENT

Lender	Revolver Commitment
Bank of America, N.A.	$59,500,000.00
JPMorgan Chase Bank, N.A.	$49,000,000.00
Wells Fargo Bank National Association	$35,000,000.00
Bank of Montreal, Chicago Branch	$42,000,000.00
Deutsche Bank AG New York Branch	$24,500,000.00
Total	$210,000,000.00